                                                                     Exhibit 4.4

NEITHER THIS WARRANT NOR ANY SECURITIES THAT MAY BE ISSUED UPON EXERCISE HEREOF HAVE BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN SO REGISTERED AND QUALIFIED OR EVIDENCE IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

                           THIRD AMENDED AND RESTATED
                        PREFERRED STOCK PURCHASE WARRANT

                                                    Englewood Cliffs, New Jersey
                                                          As of November 4, 2002
NO. P-___

      EpiCept Corporation, a Delaware corporation (the "Company"), hereby certifies that, subject to the terms and conditions set forth herein, [NAME OF HOLDER] (the "Holder"), is entitled to purchase the Warrant Share Number of shares of Warrant Stock (both as defined below) from the Company at any time or from time to time before the earliest of (i) the first business day following the date of the consummation of an IPO (as defined below), (ii) 5:00 p.m. (New Jersey time) on November 4, 2012 and (iii) the effective time of a Sale of the Company (as defined below), for the Exercise Price (as defined below), subject to adjustments as set forth in Sections 5 and 7.

      This Third Amended and Restated Preferred Stock Purchase Warrant (this "Warrant") is being issued in connection with the purchase by the Holder of a Convertible Term Note (as amended and/or restated, the "Note") of the Company in the Maximum Principal Amount (as defined in the Note) set forth on the signature page hereto (the "Maximum Note Principal"). The Note is one of a series of notes issued to certain investors in the aggregate maximum principal amount of $5,000,000 (collectively, the "Convertible Notes") and this Warrant is one of a series of related Third Amended and Restated Preferred Stock Purchase Warrants (collectively, the "Warrants") issued in connection with the issuance of the Convertible Notes.

      1. Determination of Warrant Stock, Warrant Share Number and Warrant Exercise Price.

            (a) Warrant Stock.

            (i) If the Company consummates a Qualifying Financing (as defined in the Note), then (A) the term "Warrant Stock" shall mean shares of the new series of convertible preferred stock of the Company ("Next Round Preferred Stock") which is authorized and issued by the Company in connection with the Qualifying Financing, and (B) in connection with the Qualifying Financing, the Certificate of Incorporation (as defined below) shall be amended to authorize the Next Round Preferred Stock issuable upon exercise of this Warrant and the shares of the Company's common stock, $0.0001 par value per share ("Common Stock") issuable upon conversion of such Next Round Preferred Stock.

            (ii) Upon an Optional Conversion Election (as defined in the Note), the Company shall use its best efforts to ensure that the Certificate of Incorporation is amended promptly to authorize the Optional Conversion Preferred Stock (as defined in the Note) issuable upon conversion of the Convertible Notes and exercise of the Warrants and the Common Stock issuable upon conversion of such shares of Optional Conversion Preferred Stock, and upon the conversion of the Note into Optional Conversion Preferred Stock, the term "Warrant Stock" shall mean shares of the Optional Conversion Preferred Stock.

            (iii) If a Sale of the Company (as defined below) is anticipated to occur prior to a Qualifying Financing or the conversion of the Note into Optional Conversion Preferred Stock, the term "Warrant Stock" shall mean shares of the Company's Common Stock, unless and until a Qualifying Financing occurs or the Note is converted into Optional Conversion Preferred Stock prior to the Sale of the Company. If neither a Qualifying Financing nor the conversion of the Note into Optional Conversion Preferred Stock occurs prior to the payment or prepayment of the entire principal amount of the Note and all accrued and unpaid interest thereon, the term "Warrant Stock" shall mean shares of the Company's Common Stock. If neither a Qualifying Financing nor an Optional Conversion Election occurs or if a Sale of the Company is anticipated, the Company shall use its best efforts to ensure that the Certificate of Incorporation is amended promptly to authorize the shares of Common Stock that might become issuable upon exercise of the Warrants.

            (b) Warrant Share Number. This Warrant shall be exercisable for a number of shares of Warrant Stock (the "Warrant Share Number") as follows:

            (i) If the Warrant Stock is Next Round Preferred Stock, the Warrant Share Number shall equal 50% of the greatest principal amount that has at any time been outstanding under the Note (the "Greatest Outstanding Amount") divided by the Exercise Price described in Section 1(c)(i) below, such Warrant Share Number to be rounded to the nearest whole number.

            (ii) If the Warrant Stock is Optional Conversion Preferred Stock, the Warrant Share Number shall equal 50% of the Greatest Outstanding Amount divided by the Exercise Price described in Section 1(c)(ii) below, such Warrant Share Number to be rounded to the nearest whole number.

            (iii) Subject to Section 1(b)(iv) below, if the Warrant Stock is Common Stock, the Warrant Share Number shall equal 50% of the Greatest Outstanding Amount divided by the Exercise Price described in Section 1(c)(iii) below, such Warrant Share Number to be rounded to the nearest whole number.

            (iv) During the IPO Period, if the Warrant Stock is Common Stock, the Warrant Share Number shall equal 50% of the Greatest Outstanding Amount divided by the Exercise Price described in Section 1(c)(iv) below, such Warrant Share Number to be rounded to the nearest whole number.

            (c) Exercise Price. The exercise price per share of Warrant Stock (the "Exercise Price") shall be as follows:

            (i) If the Warrant Stock is Next Round Preferred Stock, the Exercise Price shall be the amount per share at which the Convertible Notes are converted into Next Round Preferred Stock pursuant to the terms of the Note.

            (ii) If the Warrant Stock is Optional Conversion Preferred Stock, the Exercise Price shall be the amount per share at which the Convertible Notes are converted into Optional Conversion Preferred Stock pursuant to the terms of the Note.

            (iii) Subject to Section 1(c)(iv) below, if the Warrant Stock is Common Stock, the Exercise Price shall be $0.10.

            (iv) During the IPO Period, if the Warrant Stock is Common Stock, the Exercise Price shall be $0.157.

            (d) IPO Period. For purposes of this Section 1, the following terms shall have the following meanings:

            (i) "IPO" shall mean a Qualified Public Offering, as such term is defined in the Certificate of Incorporation (as defined in Section 6 below).

            (ii) "IPO Period" shall mean, with respect to any proposed IPO, that period commencing on the IPO Consideration Date and expiring on the earlier of
(i) the 1st business day following the date of the consummation of an IPO and
(ii) the IPO Termination Date.

            (iii) "IPO Consideration Date" shall mean the date upon which the Company's Board of Directors or a committee thereof selects a lead managing underwriter or underwriters for a proposed IPO.

            (iv) "IPO Termination Date" shall mean, with respect to any proposed IPO, the earlier of (i) the Company's withdrawal of a S-1 Registration Statement for such proposed IPO that was previously filed with the Securities Exchange Commission and (ii) the determination, by the Board of Directors of the Company, to abandon such proposed IPO.

      2. Exercise of Warrant.

            (a) Mechanics of Exercise. This Warrant may be exercised by the registered holder hereof by surrender to the Company of this Warrant, with the attached form of subscription agreement duly executed by such holder, accompanied by payment equal to the aggregate purchase price for the securities for which this Warrant is then being exercised according to Section 4 hereof.

            (b) Warrant Agent. In the event that a bank or trust company is appointed as trustee for the holder of this Warrant pursuant to Section 5(b) hereof, such bank or trust company will have all the powers and duties of a warrant agent appointed pursuant to Section 10 hereof and will accept, in its own name for the account of the Company or such successor entity as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, upon exercise of this Warrant.

            (c) Expiration. This Warrant and the holder's rights hereunder will expire on the earliest of (a) the first business day following the date of the consummation of an IPO, (b) 5:00 P.M. (New Jersey time) on November 4, 2012 or
(c) the effective time of a Sale of the Company, provided, that (i) the Company shall provide the Holder with at least twenty (20) days advance notice of any anticipated Sale of the Company and (ii) the Holder shall be permitted to exercise this Warrant contingent upon the effectiveness of such Sale of the Company. If the Warrant Stock is Next Round Preferred Stock or Optional Conversion Preferred Stock, then upon and after the Automatic Conversion Effective Time (as defined in Section 7), the right to purchase shares of Warrant Stock granted herein shall terminate, and this Warrant shall represent the right to purchase shares of Common Stock, as provided in Section 7 hereof. For purposes hereof, a "Sale of the Company" means (a) a merger, consolidation, share exchange or other form of corporate reorganization involving the Company in which the stockholders of the Company immediately before such merger, consolidation, share exchange or other corporate reorganization dispose of in excess of fifty percent (50%) of the issued and outstanding capital stock of the Company; (b) any transaction or series of related transactions in which (i) all or substantially all of the assets of the Company are sold, or (ii) in excess of fifty percent (50%) of the shares of Common Stock (assuming conversion of all convertible securities) is issued transferred to any person (other than in a Qualifying Financing); or (c) any event that would trigger payments to the holders of any series of the Preferred Stock under Section 1(c) of Article FOURTH of the Current Charter in the absence of the prescribed vote of the holders of such series to the contrary.

            (d) Delivery of Certificates. As soon as is practicable after any exercise of this Warrant, the Company, at its own expense, will deliver to the registered holder hereof one or more certificates representing the securities to which such holder is entitled in respect of such exercise, together, in the case of any partial exercise, with a new Warrant representing the unexercised portion hereof.

            (e) Fractional Shares. In the event that any exercise of this Warrant would, but for the provisions of this Section 2(e), result in the issuance of any fractional share of capital stock, then in lieu of such fractional share the registered holder hereof will be entitled to cash equal to the fair market value of such fractional share, as determined in good faith by the Company's Board of Directors (with the agreement of at least one of the directors designated by TVM Techno Venture Enterprises No. III Limited Partnership ("TVM") or Merlin General Partner II Limited as general partner of the Merlin Biosciences Fund L.P. and as managing partner of the Merlin Biosciences Fund GbR ("Merlin"), provided, that designees of TVM and Merlin are directors at such time).

      4. Payment of Exercise Price. The Exercise Price may be paid at the holder's election either (a) by cash, certified or official bank check payable to the order of the Company, or wire transfer to its account, or (b) by the net issuance method as described below:

            (i) If the Warrant Stock is Next Round Preferred Stock or Optional Conversion Preferred Stock, then prior to the Automatic Conversion Effective Time (as defined in Section 7 hereof), the Company shall issue Warrant Stock under the net issuance method in accordance with the following formula:

                 X  =  (Y)(A-B)/A

         Where:  X  =  the number of shares of Warrant Stock to be issued to the holder

                 Y  =  the number of shares of Warrant Stock requested to be exercised under this Warrant

                 A  =  the current fair market value of one (1) share of Warrant
                       Stock

                 B  =  the Exercise Price

      As used herein, the current fair market value of a share of Warrant Stock shall mean the price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Warrant Stock, as determined in good faith by the Company's Board of Directors (with the agreement of at least one of the directors designated by TVM or Merlin, provided, that designees of TVM and Merlin are directors at such time), unless the Company shall become subject to a merger, consolidation or other acquisition pursuant to which the holders of Warrant Stock receive securities and/or other property in exchange for their Warrant Stock, in which case the fair market value of Warrant Stock shall be deemed to be the value (determined in good faith by the Company's Board of Directors (with the agreement of at least one of the directors designated by TVM or Merlin, provided, that designees of TVM and Merlin are directors at such time)) of the securities and other property received by the holders of the Company's Warrant Stock per share of Warrant Stock pursuant to such merger, consolidation or other acquisition.

            (ii) If the Warrant Stock is Common Stock, or if this Warrant is exercised either upon or after the Automatic Conversion Effective Time, the Company shall issue Common Stock under the net issuance method in accordance with the following formula:

                 X  =  (Y)(A-B)/A

         Where:  X  =  the number of shares of Common Stock to be issued to the holder

                 Y  =  the number of shares of Common Stock requested to be exercised under this Warrant

                 A  =  the current fair market value of one (1) share of Common
                       Stock

                 B  =  the Exercise Price

      As used herein, current fair market value of Common Stock shall mean with respect to each share of Common Stock:

            (A) if the exercise is in connection with the Company's initial public offering of Common Stock, and if the Company's registration statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to the offering;

                  (B) if this Warrant is exercised after, and not in connection with, the Company's initial public offering of Common Stock and

                        (1) if the Common Stock is traded on a national securities exchange or quoted on the Nasdaq Stock Market, the fair market value shall be deemed to be the average of the closing prices over a twenty-one (21) day period ending three days before the day the current fair market value of the Common Stock is being determined; or

                        (2) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq Stock Market but is actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid and asked prices reported by the National Quotation Bureau (or similar system) over the twenty-one (21) day period ending three days before the day the current fair market value of the Common Stock is being determined;

                  (C) if at any time the Common Stock is not listed on any national securities exchange or quoted on the Nasdaq Stock Market or actively traded in the over-the-counter market, the current fair market value of Common Stock shall be the price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors, unless the Company shall become subject to a merger, consolidation or other acquisition pursuant to which the holders of Common Stock receive securities and/or other property in exchange for their Common Stock, in which case the fair market value of Common Stock shall be deemed to be the value (determined in good faith by the Company's Board of Directors (with the agreement of at least one of the directors designated by TVM or Merlin, provided, that designees of TVM and Merlin are directors at such time)) of the securities and other property received by the holders of the Company's Common Stock per share of Common Stock pursuant to such merger, consolidation or other acquisition.

      5. Adjustment for Reorganizations, Etc.

            (a) Certain Adjustments.

            (i) If the Warrant Stock is Next Round Preferred Stock or Optional Conversion Preferred Stock, then in case at any time or from time to time prior to the exercise of this Warrant but before the Automatic Conversion Effective Time, the Company effects an "Extraordinary Warrant Stock Event" (as hereafter defined), then in each such case, (A) the number of shares of Warrant Stock purchasable hereunder shall be adjusted to the number obtained by multiplying the number of shares of Warrant Stock purchasable hereunder immediately before such Extraordinary Warrant Stock Event by a fraction, the numerator of which shall be the number of shares of Warrant Stock outstanding (excluding treasury stock) immediately after such Extraordinary Warrant Stock Event and the denominator of which shall be the number of shares of Warrant Stock outstanding (excluding treasury stock) immediately before such Extraordinary Warrant Stock Event, and (B) the Exercise Price shall be adjusted to the number obtained by multiplying the Exercise Price in effect immediately before such Extraordinary Warrant Stock Event by a fraction, the numerator of which shall be the number of shares of Warrant Stock outstanding (excluding treasury stock) immediately before such Extraordinary Warrant Stock Event and the denominator of which shall be the number of shares of Warrant Stock outstanding (excluding treasury stock) immediately after such Extraordinary Warrant Stock Event, in each case subject to further adjustment thereafter as provided herein. The term "Extraordinary Warrant Stock Event" shall mean (x) the issuance of additional shares of Warrant Stock as a dividend or other distribution on outstanding Warrant Stock, (y) the subdivision of outstanding shares of Warrant Stock into a greater number of shares of Warrant Stock, or (z) the combination of outstanding shares of Warrant Stock into a smaller number of shares of Warrant Stock.

            (ii) In case at any time or from time to time prior to the exercise of this Warrant but after the Automatic Conversion Effective Time, the Company effects an "Extraordinary Common Stock Event" (as hereafter defined), then in each such case, (A) the number of shares of Common Stock purchasable hereunder shall be adjusted to the number obtained by multiplying the number of shares of Common Stock purchasable hereunder immediately before such Extraordinary Common Stock Event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately after such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately before such Extraordinary Common Stock Event, and (B) the Exercise Price shall be adjusted to the number obtained by multiplying the Exercise Price in effect immediately before such Extraordinary Common Stock Event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately before such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately after such Extraordinary Common Stock Event, in each case subject to further adjustment thereafter as provided herein. The term "Extraordinary Common Stock Event" shall mean (x) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (y) the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (z) the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

            (iii) Subject to earlier termination of this Warrant upon a Sale of the Company, in case at any time or from time to time prior to the exercise of this Warrant, the Company (A) effects a capital reorganization, reclassification or recapitalization, or (B) consolidates with or merges with or into any other person or entity, then in each such case, the registered holder of this Warrant, upon exercise hereof at any time after or simultaneously with the consummation of such reorganization, reclassification, recapitalization, consolidation or merger, as the case may be, will receive, in lieu of the securities issuable upon such exercise before such consummation or effective date, the other securities, cash, and/or property to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided herein.

            (b) Appointment of Trustee for Warrant Holders Upon Dissolution. In the event of any dissolution of the Company, the Company, prior to such dissolution, will, at its expense, deliver or cause to be delivered the securities, property, and/or cash receivable by the registered holder of this Warrant after the effective date of such dissolution pursuant to this Section 5 to a bank or trust company having its principal office in Delaware, as trustee for the registered holder of this Warrant.

            (c) Continuation of Terms. Subject to earlier termination of this Warrant upon a Sale of the Company, upon any reorganization, consolidation or merger referred to in this Section 5, this Warrant will continue in full force and effect and the terms hereof will be applicable to the securities, cash, and/or property receivable on the exercise of this Warrant after or simultaneously with the consummation of such reorganization, consolidation or merger and will be binding upon the issuer of any such stock or other securities.

      6. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation (as amended and/or restated from time to time, the "Certificate of Incorporation") or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the registered holder of this Warrant against dilution. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon exercise of this Warrant from time to time.

      7. Automatic Conversion of the Warrant Stock. If the Warrant Stock is Next Round Preferred Stock or Optional Conversion Preferred Stock and at any time the issued and outstanding shares of the Warrant Stock shall be automatically converted into shares of Common Stock under the terms of the Certificate of Incorporation, then upon and after the effective time of such automatic conversion of the Warrant Stock (the "Automatic Conversion Effective Time"), the right to purchase Warrant Stock granted herein shall terminate, and this Warrant shall represent the right to purchase a number of shares of Common Stock calculated as follows:

                 X  =  (Y)(Z)

         Where:  X  =  the number of shares of Common Stock purchasable under this Warrant upon and after such Automatic Conversion Effective Time

                 Y  =  the number of shares of Warrant Stock purchasable under this Warrant immediately prior to such Automatic Conversion Effective Time

                 Z  =  the number of shares of Common Stock issuable upon
                       conversion of each share of Warrant Stock immediately prior to such Automatic Conversion Effective Time and the Exercise Price per share of Common Stock shall be a price calculated as follows:

                 A  =  (B)(X)/Y

         Where:  A  =  the Exercise Price per share of Common Stock upon and after such Automatic Conversion Effective Time

                 B  =  the Exercise Price per share of Warrant Stock immediately prior to such Automatic Conversion Effective Time

                 X  =  the number of shares of Warrant Stock purchasable under this Warrant immediately prior to such Automatic Conversion Effective Time

                 Y  =  the number of shares of Common Stock purchasable under this Warrant upon and after such Automatic Conversion Effective Time

Thereafter, the number of shares of Common Stock purchasable hereunder and the Exercise Price per share shall be subject to adjustment for the types of events described in Section 5 above that occur with respect to the Common Stock.

      8. Notices of Record Date, Etc. In the event from time to time of any proposed or contemplated:

            (a) taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

            (b) capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all the assets of the Company to, or any consolidation or merger of the Company with or into, any other person or entity; or

            (c) voluntary or involuntary dissolution, liquidation, or winding-up of the Company;

then, and in each such event the Company will mail or cause to be mailed to the registered holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right, or (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation, or winding-up is anticipated to take place and the time, if any is to be fixed, as of which the holders of record of any class or series of the Company's capital stock or other securities will be entitled to exchange such stock or other securities for other securities, cash, and/or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation, or winding-up. Such notice will be mailed at least twenty (20) days prior to the earliest date specified in such notice on which any such action or transaction is to be taken or consummated.

      9. Reservation of Securities Issuable on Exercise of Warrant. The Company at all times and from time to time will reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, the quality and quantities of securities from time to time issuable upon exercise of this Warrant. If at any time the Company does not have sufficient authorized securities to comply with the foregoing sentence, the Company promptly will take all steps (including, without limitation, amending the Certificate of Incorporation) necessary to provide the quality and quantity of securities sufficient to effect the exercise in full of this Warrant.

      10. Warrant Agent. The Company may, by written notice to the registered holder of this Warrant, appoint an agent having an office in Delaware for the purpose of issuing securities upon exercise of this Warrant, exchanging or replacing this Warrant, or any of the foregoing, and thereafter any such issuance, exchange, or replacement as the case may be, will be made at such office by such agent.

      11. Transfer and Exchange of Warrant.

            (a) Transfer. Subject to evidence of compliance with the Securities Act of 1933, as amended, (the "Securities Act"), and applicable state securities laws, this Warrant may be transferred or succeeded to by any person; provided, however, that the Company is given written notice at the time of such transfer stating the name and address of the transferee.

            (b) Exchange. Upon surrender of this Warrant for transfer or exchange, a new Warrant or new Warrants of the same tenor and exercisable for the same aggregate number of shares of Warrant Stock as the Warrant so surrendered will be issued to, and registered in the name of, the transferee or transferees. The Company may treat the person in whose name this Warrant is registered as the holder hereof for all purposes.

      12. Compliance with Securities Act. The holder hereof, by acceptance hereof, agrees that this Warrant is being acquired for investment for its own account and not with a view towards its distribution and that the holder hereof will not offer, sell or otherwise dispose of this Warrant or shares of capital stock of the Company issued upon exercise of this Warrant except under circumstances which will not result in a violation of the Securities Act and applicable state securities laws. The holder hereof, by acceptance hereof, represents that such holder is an "Accredited Investor" within the meaning of Rule 501 promulgated under this Securities Act 1933, as amended.

      13. Captions. The captions of sections or subsections of this Warrant are for reference only and will not affect the interpretation or construction of this Warrant.

      14. Equitable Relief. The Company hereby acknowledges that any breach by it of its obligations under this Warrant would cause substantial and irreparable damage to the registered holder hereof and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that, in addition to any other rights and remedies to which the registered holder hereof may be entitled in respect of any breach of such obligations, such holder will be entitled to an injunction, specific performance and/or other equitable relief to prevent the breach of such obligations.

      15. Waivers. No waiver of any breach or default hereunder will be valid unless in a writing signed by the registered holder hereof. No failure or other delay by the registered holder hereof exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

      16. Governing Law. This Warrant will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law).

      17. Supercedes Prior Warrants. This Warrant supercedes and replaces a certain (i) Second Amended and Restated Preferred Stock Purchase Warrant (No. P- ) of even date herewith (the "Second Amended Warrant"), (ii) Amended and Restated Preferred Stock Purchase Warrant (No. P-9) of even date herewith (the "First Amended Warrant") and (iii) Preferred Stock Purchase Warrant (No. P-4) of even date herewith (the "Original Warrant"), each issued by the Company to the Holder. By countersigning this Warrant on the signature page hereof, the undersigned consents and agrees to all amendments to the Second Amended Warrant, First Amended Warrant and the Original Warrant contained in this Warrant and the undersigned acknowledges that the Second Amended Warrant, the First Amended Warrant and the Original Warrant are no longer outstanding or obligations of the Company.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      Executed and delivered under seal on and as of the date first above written.



MAXIMUM NOTE PRINCIPAL: $2,000,000.00   EPICEPT CORPORATION



                                        By:
                                            ------------------------------------
                                                                     (signature)

                                        Name:           Robert W. Cook
                                              ----------------------------------
                                                                       (printed)

                                        Its:         Chief Financial Officer
                                             -----------------------------------
                                                                         (title)





ACCEPTED AND AGREED:

[NAME OF HOLDER]



By:
    ------------------------------------
                             (signature)

Name:
      ----------------------------------
                               (printed)

Title:
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                                 (title)

                                SUBSCRIPTION FORM


      The undersigned, the registered holder of the within Third Amended and Restated Preferred Stock Purchase Warrant, hereby elects to exercise the purchase right represented by such Warrant as follows:

____ The undersigned hereby elects to purchase ________ shares of Warrant Stock (as defined in this Warrant) and herewith makes payment of $ ____________ therefor.

____ The undersigned hereby elects to exercise this Warrant by the net issuance method described in Section 4 of this Warrant and to receive __________ shares of Warrant Stock (as defined in this Warrant).

      The undersigned further requests that the certificates representing such shares be issued in the name of and delivered to ______________________________ and if such shares shall not include all of the shares issuable under this Warrant, that a new Warrant of like tenor and date be delivered to the undersigned for the shares not issued.



Dated:____________________
                                        _______________________________________
                                        Name of Registered Holder